UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 13, 2017

Date of report (Date of earliest event reported)

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36828	98-1205017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 5, Sragh Technology Park

Rahan Road, Tullamore

Co. Offaly, R35 FR98, Ireland

(Address of principal executive offices, including zip code)

+353 5793 24522

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2017, Nexvet Biopharma plc, a public limited company incorporated in Ireland (the “Company”), and Zoetis Inc., a Delaware corporation (“Zoetis”), announced that they had reached agreement on the terms of a recommended acquisition of the entire issued and to be issued share capital of the Company, whereby Zoetis Belgium S.A., a limited liability company (société anonyme) incorporated under the laws of Belgium and a wholly-owned subsidiary of Zoetis (“Zoetis Bidco”), will acquire all of the issued and to be issued share capital of the Company for cash by means of a scheme of arrangement (the “Scheme”) under Chapter 1 of Part 9 of the Irish Companies Act of 2014 (the “Companies Act”) and in accordance with the Irish Takeover Panel Act 1997, Takeover Rules 2013 (the “Irish Takeover Rules”) (the proposed acquisition by Zoetis of the Company is referred to as the “Acquisition”). The Company and Zoetis issued a Rule 2.5 Announcement as required under Irish law (the “Rule 2.5 Announcement”) and the Company and Zoetis issued a joint press release announcing that the Company and Zoetis have reached agreement on the terms of a recommended Acquisition pursuant to the Scheme. Upon consummation of the Acquisition, the Company would become a wholly-owned subsidiary of Zoetis Bidco.

Transaction Agreement

In connection with the Scheme, the Company, Zoetis Bidco and Zoetis entered into a Transaction Agreement on April 13, 2017 (the “Transaction Agreement”). The Transaction Agreement provides that Company shareholders will be entitled to receive $6.72 in cash per ordinary share of the Company (each, a “Share”), including any Shares issuable upon exercise of outstanding exercisable or convertible securities, in return for the cancellation of their Shares (the “Consideration”), on the date the Scheme becomes effective. The Consideration values the entire issued and to be issued share capital of the Company at approximately $85 million.

The implementation of the Scheme and the Acquisition is conditional, among other things, upon:

•	the Scheme becoming effective and unconditional by not later than (i) October 13, 2017, or by January 13, 2018 if a date has not been set for the Irish court hearing to approve the Scheme by July 30, 2017 (the “End Date”), (ii) such earlier date as may be specified by the Irish Takeover Panel (the “Panel”), or (iii) such later date as Zoetis and the Company may agree (with the consent of the Panel, if required), and as the High Court of Ireland (the “High Court”) may allow;

•	the approval of the Scheme by a majority in number of holders of the Shares, representing at least 75% in value of the Shares, at the voting record time, held by such holders, present and voting either in person or by proxy, at the meeting convened to consider and, if thought fit, approve the Scheme (the “Court Meeting”) on or before the End Date;

•	the requisite majority of the Company’s shareholders approving the resolutions to be proposed at the extraordinary general meeting (the “EGM”) on or before the End Date;

•	the sanction by the High Court of the Scheme (the “Court Order”) and the confirmation by the High Court of the reduction of capital necessary to implement the Scheme on or before the End Date, and the registration of the Court Order and the minute related to the reduction of capital with the Registrar of Companies in Dublin, Ireland, on or before the End Date; and

•	the other conditions set forth in the Rule 2.5 Announcement being satisfied or (if permissible) waived on or before the sanction of the Scheme by the High Court.

The consummation of the Acquisition is not subject to a financing condition.

The Transaction Agreement also contains, among other things, customary representations, warranties and covenants by the Company, Zoetis and Zoetis Bidco, including covenants that require the parties to use all reasonable endeavors to cause the Acquisition to be consummated as promptly as practicable, provisions requiring the Company to call and hold the EGM and its board of directors to recommend approval of the Acquisition, certain other obligations and commitments in relation to implementing the Acquisition, and provisions with respect to the conduct of the Company’s business until the Scheme becomes effective, lapses, or is withdrawn.

The Transaction Agreement also provides that the Company will not, among other things, directly or indirectly solicit, initiate, facilitate or encourage a Target Alternative Proposal (as defined in the Transaction Agreement), participate in any discussions or negotiations regarding a Target Alternative Proposal, furnish non-public information to a third party in connection with a Target Alternative Proposal, or expressly waive, terminate, amend or modify any standstill or similar obligation, subject to certain exceptions that permit (i) any person to make a Target Alternative Proposal directly to the Company’s board of directors, or (ii) the Company to engage in discussions and negotiations, and furnish non-public information, if the Company’s board of directors has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law.

The Transaction Agreement contains certain termination rights for the parties, including, among other things, if the requisite Company shareholder approvals are not obtained, if the Acquisition is not consummated by the End Date, if the High Court declines to sanction the Scheme (unless Zoetis requests that the Company appeal the decision), if any law or injunction, restraint or prohibition permanently prohibits the consummation of the Acquisition, if the other party is in material breach of its representations or covenants in certain circumstances, if a Target Change of Recommendation (as defined in the Transaction Agreement) occurs, or by mutual written consent of Zoetis and the Company.

The Transaction Agreement provides that Zoetis may elect (with the consent of the Panel) to implement the acquisition by way of a takeover offer in accordance with the Irish Takeover Rules (the “Takeover Offer”).

The foregoing description of the Transaction Agreement and the conditions to the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement and Rule 2.5 Announcement (including Schedule 1 thereof), which are attached as Exhibits 2.1 and 99.1 to this report and are incorporated herein by reference. The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of allocating risk between the parties and may be subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties, may be subject to a contractual standard of materiality different from those generally applicable to investors.

Expenses Reimbursement Agreement

In connection with the Acquisition, the Company and Zoetis entered into a reimbursement agreement on April 13, 2017 (the “Reimbursement Agreement”), the terms of which have been approved by the Panel. Under the Reimbursement Agreement, the Company has agreed to pay to Zoetis in certain circumstances an amount equal to all documented, specific and quantifiable third party costs and expenses incurred by Zoetis, or on its behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence, and engaging advisers to assist in the process. The gross amount payable to Zoetis pursuant to the Reimbursement Agreement may not, in any event, exceed 1% of the total value of the issued share capital of the Company as ascribed by the terms of the Acquisition.

The circumstances in which the Company may pay Zoetis are:

•	the Transaction Agreement is terminated:

•	by Zoetis for the reason that the Company’s board of directors or any committee thereof:

•	withdraws or fails to make when required pursuant to the Transaction Agreement (or modifies in any manner adverse to Zoetis), or proposes publicly to withdraw or fail to make when required pursuant to the Transaction Agreement (or modify in any manner adverse to Zoetis), the Scheme recommendation or, if applicable, the Takeover Offer recommendation; or

•	approves, recommends or declares advisable, or proposes publicly to approve, recommend or declare advisable, any Target Alternative Proposal; or

•	discloses a position that is deemed to be a Target Change of Recommendation; or

•	by the Company, at any time prior to obtaining the Company shareholder approval, in order to enter into any agreement, understanding or arrangement providing for a Target Superior Proposal (as defined in the Reimbursement Agreement); or

•	all of the following occur:

•	prior to the Court Meeting, a Target Alternative Proposal is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Target Alternative Proposal and, in each case, such disclosure or announcement is not publicly and irrevocably withdrawn without qualification at least three business days before the date of the Court Meeting, where the Target Alternative Proposal would result in a party acquiring more than 50% of the voting power of the Company or the assets of the Company; and

•	the Transaction Agreement is terminated by Zoetis for the reason that the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Transaction Agreement, which material breach or failure to perform: (i) would result in a failure of any of the Conditions (as defined in the Transaction Agreement), and (ii) if curable, is not cured within 30 days following Zoetis’ delivery of written notice to the Company; and

•	a Target Alternative Proposal is consummated within 12 months after such termination (whether or not it is the same Target Alternative Proposal referred to above), or a definitive agreement providing for a Target Alternative Proposal is entered into within 12 months after such termination and such Target Alternative Proposal is consummated pursuant to that definitive agreement; or

•	all of the following occur:

•	prior to the Court Meeting, a Target Alternative Proposal is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make a Target Alternative Proposal and, in each case, such disclosure or announcement is not publicly and irrevocably withdrawn without qualification at least three Business Days before the date of the Court Meeting, where the Target Alternative Proposal would result in a party acquiring more than 50% of the voting power of the Company or the assets of the Company;

•	the Transaction Agreement is terminated by either the Company or Zoetis for the reason that the Court Meeting or the EGM shall have been completed and the Court Meeting resolution or the EGM resolutions, as applicable, shall not have been approved by the requisite votes; and

•	a Target Alternative Proposal is consummated within 12 months after such termination (whether or not it is the same Target Alternative Proposal referred to above), or a definitive agreement providing for a Target Alternative Proposal is entered into within 12 months after such termination and such Target Alternative Proposal is consummated pursuant to that definitive agreement.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Statements Required by the Irish Takeover Rules

The Company’s directors accept responsibility for the information contained in this report relating to the Company and its subsidiaries and its directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Company’s directors (who have taken all reasonable care to ensure such is the case), the information contained in this report for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Evercore Partners International LLP (“Evercore”), which is authorized and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser for the Company, including for the purposes of Rule 3 of the Takeover Rules, and no one else in connection with the Acquisition and the other matters referred to in this report, and will not regard any other person as its client in relation to the Acquisition and the other matters referred to in this report and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the Acquisition or the other matters referred to in this report. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this report, any statement contained therein or otherwise.

Cowen & Company, LLC (“Cowen”), which is a securities broker-dealer registered with the Securities and Exchange Commission (“SEC”) and subject to regulation by the SEC and FINRA, is acting as financial adviser for the Company and for no one else in connection with the Acquisition and the other matters referred to in this report, and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Cowen or for providing advice in relation to the Acquisition and the other matters referred to in this report.

This report is for information purposes only and is not intended to, and does not, constitute or form any part of any offer or invitation, or the solicitation of an offer, to purchase or otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document, each as defined in the Transaction Agreement), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or, if applicable, the Takeover Offer Document).

This report does not constitute a prospectus or a prospectus equivalent document.

Cautionary Statement Regarding Forward-Looking Statements

This report and the exhibits hereto contain forward-looking statements. All statements other than historical facts are forward-looking statements, including statements regarding the Company’s anticipated future results, or other non-historical facts. They may be identified by the words “will,” “may,” “could,” “would,” “to be,” “might,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “future,” “positioned,” “potential,” “intend,” “continue,” “remain,” “scheduled,” “outlook,” “set to,” “subject to,” “upcoming,” “target” or similar expressions. These statements are based on estimates and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including: uncertainties as to the timing of the Acquisition; uncertainties as to whether Zoetis will be able to consummate the Acquisition; uncertainties as to whether the Company’s shareholders will provide the requisite approvals for the Acquisition on a timely basis or at all or other factors that could cause the Acquisition not to occur; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the Acquisition will not be satisfied, including obtaining the requisite approvals of the Scheme; the possibility that shareholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the Scheme or enjoin the consummation of the Acquisition; the diversion of Company management time and attention to issues relating to the Acquisition and integration; the possibility that costs, fees, expenses or charges incurred in connection with the Acquisition are greater than expected; the possibility that the Scheme may be terminated in circumstances that require the Company to reimburse certain expenses to Zoetis related to the Acquisition; the ability of the Company to protect intellectual property and preserve intellectual property rights and changes in the economic and financial conditions of the businesses of Zoetis or the Company; uncertainty in the future results of the Company’s operations and financial position; the results of any current or future pivotal study; uncertainty in future expenditures relating to the Company’s lead product candidates and time for completion of any of studies or facilities upgrades; difficulties in the Company’s ability to develop its pipeline of product candidates, business strategy, prospective products, ability to successfully manufacture its own product candidates, ability to meet conditions for the receipt of government grants, time for regulatory submissions, ability to qualify for conditional licensure or obtain product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products; and those risks and uncertainties discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC or in the proxy statement on Schedule 14A that will be filed with the SEC by the Company. There may be additional risks that the Company does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this report. The Company specifically disclaims any obligation to update these statements, except as required by law.

Disclosure Requirements of the Irish Takeover Rules

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in, 1% or more of any class of “relevant securities” of the Company, all “dealings” in any “relevant securities” of the Company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Eastern time) on the “business” day following the date of the relevant transaction. This requirement will continue until the date on which the “offer period” ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of the Company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities”’ of the Company by Zoetis or Zoetis Bidco, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (Eastern time) on the “business” day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

No Profit Forecasts, Estimates or Asset Valuations

No statement in this report is intended as a profit forecast or estimate for any period and no statement in this report should be interpreted to mean that earnings or earnings per share, for Zoetis, Zoetis Bidco or the Company, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Zoetis, Zoetis Bidco or the Company, respectively. No statement in this report constitutes an asset valuation.

Right to Switch to a Takeover Offer

Zoetis reserves the right to elect, subject to the terms of the Transaction Agreement and with the consent of the Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued share capital of the Company as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on substantially the same terms (subject to appropriate amendments including an acceptance condition set at 80% of the shares to which such Takeover Offer related or such lesser percentage, being more than 50%, as Zoetis Bidco may elect, with the consent of the Panel), so far as applicable, as those which would apply to the Scheme and subject to the amendments referred to in Schedule 1 to the Rule 2.5 Announcement and in the Transaction Agreement.

Rounding

Certain figures included in this report have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

The laws of the relevant jurisdictions may affect the availability of the Acquisition to persons who are not resident in Ireland. Persons who are not resident in Ireland, or who are subject to laws of any jurisdiction other than Ireland, should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility and liability for the violation of such restrictions by any person.

The Acquisition will not be made available, directly or indirectly, in a jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available in that jurisdiction (the “Restricted Jurisdiction”), and the Acquisition will not be capable of acceptance from within a Restricted Jurisdiction.

The release, publication or distribution of this report in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this report and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Zoetis, Zoetis Bidco and the Company disclaim any responsibility or liability for the violations of any such restrictions by any person.

Important Additional Information to be Filed with the SEC

In connection with the Acquisition, the Company will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ACQUISITION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by the Company with the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement (including the Scheme Document) and other documents filed by the Company at ir.nexvet.com or by calling +353 5793 24522.

Participants in the Solicitation

The Company and its directors, officers and employees may be considered participants in the solicitation of proxies from the Company shareholders in respect of the transactions contemplated by this report. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, is set forth in the materials filed by the Company with the SEC, including in the proxy statement for the Company’s 2016 Annual General Meeting of Shareholders, which was filed with the SEC on October 17, 2016, as supplemented by other Company filings with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available.

Item 7.01.	Regulation FD Disclosure.

On April 13, 2017, the Company issued a press release announcing that the Company and Zoetis have reached agreement on the terms of a recommended Acquisition pursuant to the Scheme. A copy of the press release is attached hereto and furnished herewith as Exhibit 99.2.

The Company also distributed to its employees a memorandum from the Chief Executive Officer on April 13, 2017, a copy of which is attached hereto and furnished herewith as Exhibit 99.3.

The information in this Item 7.01 and Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1*	Transaction Agreement by and among the Company, Zoetis and Zoetis Bidco, dated April 13, 2017.

10.1	Expenses Reimbursement Agreement between the Company and Zoetis, dated April 13, 2017.

99.1	Rule 2.5 Announcement, dated April 13, 2017.

99.2**	Press Release issued by the Company and Zoetis on April 13, 2017.

99.3**	Memorandum from the Chief Executive Officer, dated April 13, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2017	NEXVET BIOPHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Mark Heffernan, Ph.D.
	Name:	Mark Heffernan
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Transaction Agreement by and among the Company, Zoetis and Zoetis Bidco, dated April 13, 2017.

10.1	Expenses Reimbursement Agreement between the Company and Zoetis, dated April 13, 2017.

99.1	Rule 2.5 Announcement, dated April 13, 2017.

99.2**	Press Release issued by the Company and Zoetis on April 13, 2017.

99.3**	Memorandum from the Chief Executive Officer, dated April 13, 2017.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.
**	Furnished herewith.